EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-100185 of E*TRADE Group, Inc. on Form S-3 of our report dated January 14, 2002 (March 27, 2002 as to the last paragraph of Note 22), appearing in the Annual Report on Form 10-K of E*TRADE Group, Inc. for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


November 21, 2002
San Jose, California